UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 15, 2022, AEye, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert A. Brown

On March 13, 2023, Robert A. Brown, our Chief Financial Officer, Treasurer, and principal financial officer, notified us of his intent to resign from his employment with the Company, effective March 31, 2023, to accept a position at an employer in an industry unrelated to the Company’s business. Mr. Brown’s resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies, or practices.

Appointment of Conor B. Tierney

On March 14, 2023, the Company’s Board of Directors appointed Conor B. Tierney, age 45, as the Company’s interim Chief Financial Officer, Treasurer, and principal financial officer, effective March 31, 2023.

Mr. Tierney joined the Company as our Chief Accounting Officer in January 2022. Mr. Tierney has over 20 years of financial experience. Prior to joining us, Mr. Tierney served as the Head of Finance at Wing Aviation LLC, Alphabet Inc.’s drone delivery service from 2018 to 2021. Mr. Tierney also served in various positions at Glu Mobile Inc. (NASDAQ: GLUU), a free-to-play mobile gaming company, from 2009 to 2018, including as its Corporate Controller. Prior to Glu, Mr. Tierney served at Deloitte & Touche LLP in their Transactions Services Team from 2008 to 2009. During his career, Mr. Tierney also served as an auditor at Price Waterhouse LLP, where he focused primarily on semiconductor clients and initial public offerings from 2005 to 2007. He holds B.S. in Accounting from University College Cork, is an Irish Chartered Accountant, and is a Certified Public Accountant.

In conjunction with naming Mr. Tierney as the Company’s interim Chief Financial Officer, Treasurer, and principal financial officer, effective March 31, 2023, Mr. Tierney’s annual salary was increased to $330,000, his annual bonus target was set at 65% of base salary, and he was awarded 1,000,000 restricted stock units pursuant to the Company’s 2021 Equity Incentive Plan, which will vest quarterly over three years commencing on May 15, 2023.

There is no arrangement or understanding between Mr. Tierney and any other person pursuant to which Mr. Tierney was to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Tierney and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Tierney is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated March 15, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: March 15, 2023
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary